SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 28, 2012

 OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Omnicare Center 201 E. Fourth Street Cincinnati, OH	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 719-2600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 28, 2012, Omnicare, Inc. (the “Company”) entered into an Amendment No. 2 to the Credit Agreement (the “Original Credit Agreement”), entered into as of August 24, 2011, as amended on September 12, 2012, among Omnicare, Inc., the lenders named therein, SunTrust Bank, as Administrative Agent, JP Morgan Chase Bank, N.A., as Syndication Agent and Barclays Bank PLC, Goldman Sachs Bank USA and Bank of America, N.A., as Co-Documentation Agents. Pursuant to Amendment No. 2, the Original Credit Agreement was amended and restated in its entirety and replaced with an Amended and Restated Credit Agreement (the “Credit Agreement”). The amendment and restatement, among other things, provides for (i) an extension of the maturity date of the credit facilities thereunder to September 28, 2017 and (ii) a reduction in pricing. The Credit Agreement consists of (a) a $300 million, five-year senior unsecured revolving credit facility and (b) a $425 million, five-year senior unsecured term loan facility. The Credit Agreement also provides for an uncommitted incremental facility that permits the Company, subject to certain conditions, to increase the commitments under the Credit Agreement by up to $300 million in the aggregate; provided that no lender is obligated to participate in any such increase.
The Company may use a portion of the proceeds of the Credit Agreement to repay revolving advances and swing line loans, to make permitted acquisitions and to finance working capital needs and for other general corporate purposes.
The Company’s obligations under the Credit Agreement are unsecured. The Credit Agreement is guaranteed by the subsidiaries of the Company, subject to certain exceptions. The Credit Agreement will mature on September 28, 2017. The interest rate applicable to the Credit Agreement is, at the Company’s option, a floating base rate plus an applicable margin or the London interbank offered rate (LIBOR) plus an applicable margin. Initially, the applicable margins will be set at 0.75% with respect to the floating base rate loans and 1.75% with respect to the LIBOR loans. The applicable margins for the Credit Agreement may increase or decrease based on the Company’s consolidated total leverage ratio as specified in the Credit Agreement.
The Credit Agreement contains covenants including compliance with financial ratio tests, and various covenants that restrict, among other things, the Company’s ability to incur debt; incur liens; merge or consolidate with other companies; sell assets; make certain investments; pay dividends or distributions to stockholders; and enter into transactions with affiliates. Events of default include failure to pay principal or interest when due; breach of any representation or warranty; covenant defaults; impairment of loan documentation or any guarantees; change of control; and cross-defaults to certain other indebtedness.
The foregoing descriptions of Amendment No.2 and the Credit Agreement are qualified in their entirety by reference to the full text of Amendment No. 2 and the Credit Agreement, copies of which are attached as Exhibit 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1. 10.2
Amendment No. 2, dated as of September 28, 2012, to that certain Credit Agreement entered into as of August 24, 2011, as amended on September 12, 2012, among Omnicare, Inc., the lenders named therein, SunTrust Bank, as Administrative Agent, JP Morgan Chase Bank, N.A., as Syndication Agent and Barclays Bank PLC, Goldman Sachs Bank USA and Bank of America, N.A., as Co-Documentation Agents.

Amended and Restated Credit Agreement, dated as of September 28, 2012, by and among Omnicare, Inc., as the Borrower, the lenders named therein, SunTrust Bank, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Barclays Bank PLC, Goldman Sachs Bank USA and Bank of America, N.A., as Co-Documentation Agents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  October 4, 2012

EXHIBIT INDEX

10.1. 10.2
Amendment No. 2, dated as of September 28, 2012, to that certain Credit Agreement entered into as of August 24, 2011, as amended on September 12, 2012, among Omnicare, Inc., the lenders named therein, SunTrust Bank, as Administrative Agent, JP Morgan Chase Bank, N.A., as Syndication Agent and Barclays Bank PLC, Goldman Sachs Bank USA and Bank of America, N.A., as Co-Documentation Agents.

Amended and Restated Credit Agreement, dated as of September 28, 2012, by and among Omnicare, Inc., as the Borrower, the lenders named therein, SunTrust Bank, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Barclays Bank PLC, Goldman Sachs Bank USA and Bank of America, N.A., as Co-Documentation Agents.